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                                                                  EXHIBIT 15.(g)

                                    FORM OF
             AMENDMENT TO PLAN AND AGREEMENT PURSUANT TO RULE 12b-1


        This Amendment, made and entered into as of June 28, 1991, amends the Plan and Agreement Pursuant to Rule 12b-1 dated September 1, 1990 (the "Plan and Agreement") by and between Asset Management Fund for Financial Institutions, Inc., a Maryland corporation (the "Fund"), and Shay Financial Services Co., an Illinois general partnership (the "Sponsor").

                                  WITNESSETH:

        WHEREAS, the Fund acts as a distributor of its shares of common stock of the class known as Adjustable Rate Mortgage (ARM) Portfolio Shares in accordance with Rule 12b-1 under the Act:

        WHEREAS, the Fund has retained the Sponsor to provide facilities and personnel and to perform services for the Fund with respect to its shares of common stock of the classes known as Short-Term Liquidity Portfolio Shares, Intermediate-Term Liquidity Portfolio Shares, Mortgage Securities Performance Portfolio Shares and Corporate Bond Portfolio Shares in accordance with the Plan and Agreement; and

        WHEREAS, the Fund wishes to retain the Sponsor to provide the same services to the Adjustable Rate Mortgage (ARM) Portfolio and the Sponsor wishes to be so retained;

        NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. The Fund retains the Sponsor to perform all the services described in, and on the terms and conditions contained in, the Plan and Agreement for all classes of shares of the Fund, including the Adjustable Rate Mortgage (ARM) Portfolio class, provided with respect to the Adjustable Rate Mortgage (ARM) Portfolio, in lieu of paragraph 4 of the Plan and Agreement, the following provisions shall apply:

        Compensation of Sponsor. As full compensation for the services, facilities, personnel and assistance to be provided by the Sponsor hereunder, the Fund will pay the Sponsor a fee with respect to the Adjustable Rate Mortgage (ARM) Portfolio at an annual rate equal to 0.25 of 1% per annum of the average daily net assets of the Portfolio. This fee for each month will be paid to the Sponsor during the succeeding month. In the event this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the fee for the part of the month the Agreement is in effect will be prorated in a manner consistent with the calculation of fees set forth above.
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        2. Terms used herein shall have the same meaning as set forth in the
Plan and Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of June 28, 1991.

                                        ASSET MANAGEMENT FUND FOR
                                        FINANCIAL INSTITUTIONS, INC.


                                        By:
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                                        Its:
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ATTEST:


By:
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Its:
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                                        SHAY FINANCIAL SERVICES CO.


                                        By:
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                                        Its:
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ATTEST:


By:
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Its:
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